Exhibit 99.2

1 Second Quarter 2021 Earnings Conference Call Second Quarter 2021 Earnings Conference Call July 29, 2021

2 Second Quarter 2021 Earnings Conference Call Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of July 29, 2021. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 12-21 of our Form 10-K filed on February 26, 2021 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Second Quarter 2021 Earnings Conference Call Opening Remarks • Recap of Matson’s 2Q21 results: – Matson’s Ocean Transportation and Logistics businesses continued to perform well as the U.S. economy further recovers from the pandemic – Ocean Transportation: • China strength – CLX+ voyages and increased capacity in the CLX service and continued strength in rates • In Hawaii, Alaska and Guam, continued to see improving demand as the local economies further reopen with meaningfully higher year-over-year volumes compared to the pandemic volume lows in 2Q20 – Logistics: • Continued to see elevated goods consumption and inventory restocking in addition to favorable supply and demand fundamentals in our core markets • Matson is focused on: – Reliable services and helping customers during this unique period of supply chain congestion – Leveraging the Matson brand to develop new organic growth opportunities given supply chain environment

Driving Organic Growth by Leveraging Matson Brand

Service	Date Introduced	Key Features
China-Long Beach Express+ (CLX+)	May 2020	• Weekly service consisting of six chartered vessels • Second fastest end-to-end transit in the Transpacific only behind our CLX • Has most of the unique CLX destination services
Alaska-Asia Express (AAX)	September 2020	• Westbound seafood backhaul on CLX+ • Helps long-term economics on CLX+ • Leverages presence in Alaska
China-California Express (CCX)	July 2021	• Departs China three out of every five weeks with three Matson-owned vessels – Each vessel has ~1300 FEUs of capacity • Calls Oakland first, then Long Beach and berths at Matson-dedicated terminals • Replicated the key features of Long Beach destination services in Oakland – SSAT-operated terminal – Dedicated chassis for truckers to speed goods to customers – Shippers Transport facility for cleared cargo to offer quick turn times and no pickup appointments • Fast, reliable service
China-Auckland Express (CAX)	June 2021	• Departure from China every five weeks with one Matson-owned vessel

4 | Second Quarter 2021 Earnings Conference Call

Matson

5 Second Quarter 2021 Earnings Conference Call Hawaii Service Second Quarter 2021 Performance • Container volume increased 9.9% YoY – Higher retail and hospitality-related demand due to the reopening of the Hawaii economy versus the pandemic lows in the year ago period – Partially offset by Pasha dry-docking volume in the year ago period • 2Q21 volume 5.6% higher than 2Q19 volume Container Volume (FEU Basis) 25,000 27,000 29,000 31,000 33,000 35,000 37,000 39,000 41,000 Q1 Q2 Q3 Q4 2020 2021 Note: 2Q 2020 volume figure includes volume related to Pasha’s vessel dry-docking. 9.9%

6 Second Quarter 2021 Earnings Conference Call Hawaii Service – Current Business Trends Select Hawaii Economic Indicators (1) Source: https://files.hawaii.gov/dbedt/news/nr-21-23.pdf (2) Source: https://www.hawaiitourismauthority.org/media/7583/june-21.xlsx (3) Source: https://uhero.hawaii.edu/wp-content/uploads/2021/05/21Q2_Public.pdf UHERO Projections (3) 2019 2020 2021P 2022P Real GDP 1.2% (7.6)% 4.0% 3.1% Construction Jobs Growth 0.0% (3.3)% 2.4% 3.3% Population Growth (0.3)% (0.6)% (0.5)% (0.5)% Unemployment Rate 2.5% 11.8% 7.3% 4.8% Visitor Arrivals (‘000s) % change 10,385.8 5.0% 2,716.2 (73.8)% 6,406.8 135.9% 8,800.0 37.4% • Sharp recovery in Hawaii tourism leading to rebound in state’s economy – June visitor arrivals at ~84%(2) of 2019 level • Unemployment remains elevated, but improving with increased tourism and local businesses reopening • Economic recovery on a cautiously optimistic trajectory due to improving tourism trends • July 2021 westbound container volume increased approximately 16% YoY – Primarily due to higher retail and hospitality-related demand Jan 2021 Feb 2021 Mar 2021 Apr 2021 May 2021 Jun 2021 Unemployment Rate (1) 10.3% 9.2% 9.1% 8.5% 8.0% 7.7% Visitor Arrivals (‘000s) (2) 172.0 235.3 439.8 484.1 629.7 791.1

7 Second Quarter 2021 Earnings Conference Call China Service Second Quarter 2021 Performance Container Volume (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 48,000 Q1 Q2 Q3 Q4 2020 2021 Note: 2Q 2020 volume figure includes volume related to seven CLX+ voyages. 3Q 2020, 4Q 2020, 1Q 2021 and 2Q 2021 volume figures include weekly CLX+ voyages. 59.1% • Container volume increased 59.1% YoY – Incremental volume on the CLX+ – Higher volume on the CLX due to increased capacity – Total number of eastbound voyages increased by 9 YoY of which 6 from CLX+ and 3 from extra loaders • Demand driven by e-commerce, garments and other goods – Sustained and elevated consumption trends and low inventory levels driving increased demand for expedited ocean services

8 Second Quarter 2021 Earnings Conference Call China Service – Current Business Trends 1.00 1.10 1.20 1.30 1.40 1.50 1.60 1.70 1.80 Jan. 2020 Apr. 2020 Jul. 2020 Oct. 2020 Jan. 2021 Apr. 2021 U.S. Retail Trade Inventories/Sales (Adjusted) Source: https://www.census.gov/mtis/www/data/text/timeseries1.xlsx • July 2021 eastbound container volume increased approximately 23% YoY – Benefitted from an extra loader • Currently in the Transpacific tradelane, supply chain congestion continues, and consumption trends remain elevated – Retail and e-commerce demand remains strong – Challenging inventory replenishment environment in retail • Expect the supply chain and supply/demand conditions to remain in place – Lead to a high level of tradelane demand at least until Lunar New Year in 1Q22 We expect our vessels in the CLX, CLX+ and CCX to be operating at capacity at least until Lunar New Year next year.

9 Second Quarter 2021 Earnings Conference Call Guam Service Second Quarter 2021 Performance Container Volume (FEU Basis) 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2020 2021 35.7% • Container volume increased 35.7% YoY – Higher retail-related demand compared to pandemic low in year ago period – Benefitted partly from competitor’s schedule issues • 2Q21 volume 18.8% higher than 2Q19 volume Current Business Trends • Guam economy recovering slowly as tourism remains constrained – Economic recovery trajectory remains uncertain • July 2021 westbound container volume increased approximately 18% YoY

10 Second Quarter 2021 Earnings Conference Call Alaska Service Second Quarter 2021 Performance • Container volume increased 15.2% YoY – Higher northbound volume compared to pandemic low in year ago period • Elevated demand for retail-related goods – Higher southbound volume – Addition of AAX volume – Partially offset by one less NB sailing • 2Q21 volume 4.8% higher than 2Q19 volume Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 Q1 Q2 Q3 Q4 2020 2021 15.2% Note: 1Q 2020 volume figure includes volume related to TOTE’s vessel dry-docking. Current Business Trends • Improving economic trends in Alaska, but economic recovery trajectory remains uncertain • July 2021 northbound container volume increased approximately 4% YoY

11 Second Quarter 2021 Earnings Conference Call SSAT Joint Venture Second Quarter 2021 Performance Equity in Income of Joint Venture $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 $ 14.0 Q1 Q2 Q3 Q4 $ in millions 2020 2021 Current Business Trends • Terminal joint venture contribution was $12.8 million, $9.1 million higher than last year – Primarily due to higher lift volume • Continue to see strong import volume into U.S. West Coast

12 Second Quarter 2021 Earnings Conference Call Matson Logistics Second Quarter 2021 Performance Operating Income $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 $ 14.0 Q1 Q2 Q3 Q4 $ in millions 2020 2021 • Operating income of $12.9 million; YoY change of $4.0 million – Higher contributions from transportation brokerage, freight forwarding and supply chain management • Benefitted from: – Elevated goods consumption and inventory restocking – Favorable supply and demand fundamentals in core markets Current Business Trends • Some business lines continue to benefit from elevated container volumes into Southern California • Span Alaska tracking better than Alaska northbound trends

13 Second Quarter 2021 Earnings Conference Call Financial Results – Summary Income Statement See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics.

14 Second Quarter 2021 Earnings Conference Call Cash Generation and Uses of Cash ($ 50.0) $ 50.0 $ 150.0 $ 250.0 $ 350.0 $ 450.0 $ 550.0 $ 650.0 Cash Flow from Operations Paydown of Borrowings, net Maint. Capex New Vessel Capex (1) Dividends Other Cash Flows Net Increase in Cash $ in millions Last Twelve Months Ended June 30, 2021 $ 528.0 ($ 228.5) ($ 171.8) ($ 71.3) ($ 40.3) $ 0.2 ($ 15.9) (1) Includes capitalized interest and owner’s items.

15 Second Quarter 2021 Earnings Conference Call Financial Results – Summary Balance Sheet • Total Debt of $661.5 million(1) – $37.4 million of debt reduction in 2Q21 • Net Debt of $644.1 million(2) See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics. (1) Total Debt is presented before any reduction for deferred loan fees as required by GAAP. (2) Net Debt is Total Debt of $661.5 million less cash and cash equivalents of $17.4 million. Debt Levels Debt Management • On July 7, 2021, terminated Maunalei operating lease and paid approximately $95.8 million • Expect approximately $6.0 million in lower cash operating cost in 2H21 • Approximately $0.10 and $0.19 EPS accretive in 2021 and 2022, respectively

Update on 2021 Capital Expenditures

	From 4Q20 Earnings Call	2Q21 Update	Comments
Maintenance capital expenditures	\$60 – 70 million	\$60 – 70 million	
Scrubber installation payments	Approximately \$20 million	Approximately \$20 million	• Includes payments on seventh scrubber installation and carryover of payments on 2020 installations
Equipment to support new tradelane services	Approximately \$55 million	Approximately \$105 million	• New equipment to support CLX+, AAX, CCX and CAX growth and increase availability of equipment in our network
Payments on new neighbor island flat deck barge	Approximately \$25 million	Approximately \$20 million	• Remaining payments for the approximately \$27 million new barge will be in 2022
Termination payment on *Maunalei* operating lease	-	Approximately \$96 million	• Termination payment on *Maunalei* operating lease in early 3Q
Lease buyouts on barge and other equipment	-	Approximately \$29 million	• Termination payment of approximately \$15 million on *Mauna Loa* lease in early 2Q
Total	**Approximately \$160 – 170 million**	**Approximately \$330 – 340 million**	

16 | Second Quarter 2021 Earnings Conference Call

Matson.

17 Second Quarter 2021 Earnings Conference Call Appendix

18 Second Quarter 2021 Earnings Conference Call Appendix – Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), and Net Debt/EBITDA.

19 Second Quarter 2021 Earnings Conference Call Appendix – Leveraging the Matson Brand